Exhibit 99.1

NEWS

CONTACT:	Jeff Schweitzer UNIVEST CORPORATION OF PENNSYLVANIA Chief Financial Officer 215-721-2458, schweitzerj@univest.net
FOR IMMEDIATE RELEASE
UNIVEST CORPORATION OF PENNSYLVANIA — UNIVEST
BANK AND TRUST CO. — REPORTS THIRD QUARTER EARNINGS
SOUDERTON, Pa., October 26, 2011 — Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest Bank and Trust Co., a full-service financial institution with 135 years of experience in delivering financial solutions including personal and business banking, online banking, residential mortgages, insurance products, investment and wealth advisory solutions, today announced financial results for the third quarter. Univest reported net income of $5.2 million or $0.31 diluted earnings per share for the quarter ended September 30, 2011, compared to $4.1 million or $0.25 diluted earnings per share for the comparable period in the prior year. Net income for the nine months ended September 30, 2011 was $13.6 million or $0.81 diluted earnings per share, compared to $10.8 million or $0.65 diluted earnings per share for the comparable period in the prior year.
Deposits
Total deposits increased $103.8 million from June 30, 2011 and $38.8 million from December 31, 2010. The increase was primarily a result of an increase in public fund balances due to anticipated seasonal tax deposits as well as larger balances being maintained by existing public fund customers. Total public fund balances increased $103.2 million for the quarter and $53.9 million for the first nine months of 2011.
Loans
Gross loans and leases decreased $2.3 million from June 30, 2011 and $34.8 million from December 31, 2010, primarily due to continued light credit demand and utilization of lines by businesses and consumers as a result of the prolonged challenging economic environment.
Net Interest Income and Margin
Net interest income decreased $337 thousand or 1.78% to $18.6 million in the third quarter of 2011 compared to the third quarter of 2010. The net interest margin on a tax-equivalent basis for the third quarter of 2011 was 4.15% compared to 4.24% during the second quarter of 2011 and remained level with 4.15% in the third quarter 2010. The decrease in the net interest margin during the third quarter was due to the inflow of public fund deposits, which were primarily invested in overnight fed funds during the quarter, as the Corporation’s cash position increased by $90.1 million from June 30, 2011 to September 30, 2011.

Net interest income of $56.4 million for the nine months ended September 30, 2011 increased $2.1 million or 3.81% compared to the nine months ended September 30, 2010. The net interest margin on a tax-equivalent basis for the nine months ended September 30, 2011 increased 13 basis points to 4.21% from 4.08% for the nine months ended September 30, 2010.
The year-to-date increases in the net interest income and the net interest margin were a result of declines in the cost of interest-bearing liabilities, primarily time deposits. The increases were also attributed to declines in the volume of Federal Home Loan Bank (FHLB) borrowings, exceeding the declines in yields on total interest-earning assets. The Corporation repaid its maturing FHLB advances in 2010 reducing average year-to-date FHLB advances from $58.1 million for the nine months ended September 30, 2010 to $5.0 million for the nine months ended September 30, 2011. FHLB advances at September 30, 2011 remained at $5.0 million.
Non-Interest Income
Non-interest income for the quarter ended September 30, 2011 was $9.0 million, a slight increase of $90 thousand from the comparable period in the prior year. Non-interest income for the quarter included a net gain on sales of securities of $848 thousand, an increase of $509 thousand from the third quarter of 2010. These net securities gains were offset by a mortgage servicing right impairment of $672 thousand during the quarter primarily due to the decline in interest rates which increased the projected speeds of prepayment. This impairment is reflected in other income and is an increase of $260 thousand compared to the third quarter of 2010. Non-interest income also included increases in trust fee income of $175 thousand and bank owned life insurance income of $228 thousand. Additionally, the third quarter of 2010 was impacted by a fair value write-down on the ineffective portion of a fair value swap of $246 thousand, which was terminated in August, 2010. These favorable variances were offset by a $415 thousand decline in service charges on deposit accounts, primarily due to the amendments to Regulation E which were implemented on August 15, 2010; a $333 thousand decrease in the net gain on mortgage banking activities as a result of lower volume and net gains on sales; and a $150 thousand negative valuation adjustment on one real estate owned property.

Non-interest income for the nine months ended September 30, 2011 was $25.4 million, an increase of $279 thousand or 1.11% compared to $25.2 million for the nine months ended September 30, 2010. Non-interest income for the first nine months of 2011 included increases from trust fees of $425 thousand, investment advisory commissions and fees of $160 thousand, insurance commissions and fees of $105 thousand, bank owned life insurance income of $306 thousand, other service fee income of $260 thousand primarily related to interchange fees, and an increase in the net gain on sales of securities of $991 thousand. Additionally, the nine months ended September 30, 2010 was impacted by fair value write-downs on the ineffective portion of a fair value swap of $1.1 million, which was terminated in August 2010. These favorable variances were partially offset by a decline of $1.3 million in service charges on deposit accounts, mainly due to the amendments to Regulatory E which were implemented on August 15, 2010 and a decline of $965 thousand in the net gain on mortgage banking activities due to weaker mortgage demand in the first six months of the year. During the third quarter of 2011, mortgage demand has shown significant improvement due to re-financings. In addition, fair value write-downs on other real estate owned properties increased by $390 thousand and the first quarter of 2010 included a litigation settlement.
Non-Interest Expense
Non-interest expense for the third quarter of 2011 was $17.3 million, a slight increase of $124 thousand compared to the third quarter of 2010. Salaries and benefits expense increased by $113 thousand, due to increased incentive plan expenses, and other expenses increased $315 thousand primarily due to loan workout and legal expenses. The increases for the quarter were partially offset by a decline in deposit insurance premiums of $256 thousand mainly due to the amended assessment calculation requirement through the FDIC rule implemented April 1, 2011. The payment was formerly based on deposits whereas the rule change now bases the payment on the average consolidated total assets less average tangible equity.
For the nine months ended September 30, 2011, non-interest expense was $50.4 million, a decrease of $712 thousand or 1.39% compared to the same period in the prior year. This was attributed to a decline of $550 thousand in salaries and benefits as a result of higher deferred loan origination costs partially offset by higher commissions expense, restricted stock expense, employee incentive expense and salaries and benefits expense to grow the mortgage banking business. The Corporation implemented higher deferred loan origination costs commencing during the fourth quarter of 2010 based upon an in-depth study performed which incorporated management’s additional review time in connection with the loan approval process in the current environment. Additionally, the decrease was a result of a decline of $679 thousand in marketing and advertising expenses and a decline of $376 thousand in deposit insurance premiums. These decreases were partially offset by increases in premises and equipment and loan workout expenses.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $38.2 million at September 30, 2011 from $43.5 million at June 30, 2011 and $45.2 million at December 31, 2010. The decrease in non-accrual loans was mainly due to the partial charge-off and foreclosure on two commercial real estate loans for two borrowers. These loans represented $4.7 million in the aggregate, of which $1.7 million was charged-off during the quarter and the remaining $3.0 million was transferred to other real estate owned at September 30, 2011. Net loan and lease charge-offs were $5.2 million during the third quarter of 2011 compared to $5.8 million for both the second quarter of 2011 and the third quarter of 2010. For the nine months ended September 30, 2011, net loan and lease charge-offs were $14.2 million or 1.31% of average loans and leases compared to $11.2 million or 1.04% for the nine months ended September 30, 2010.
Nonperforming loans and leases as a percentage of total loans and leases equaled 2.96% at September 30, 2011 compared to 3.42% at June 30, 2011 and 2.37% at September 30, 2010. Other real estate owned increased from $5.0 million at June 30, 2011 to $7.7 million at September 30, 2011 primarily due to the addition of two commercial properties during the quarter as previously discussed. As of September 30, 2011, a total of seven properties remain in other real estate owned with three properties totaling $993 thousand under agreements of sale.
The provision for loan and lease losses declined to $3.6 million for the third quarter of 2011 compared to $5.6 million for the quarter ended June 30, 2011 and $5.5 million for the quarter ended September 30, 2010. The allowance for loan and lease losses as a percentage of total loans and leases was 2.16% at September 30, 2011 compared to 2.27% at June 30, 2011 and 1.97% at September 30, 2010. The allowance for loan and lease losses to nonperforming loans and leases equaled 72.85% at September 30, 2011, which increased from 66.26% at June 30, 2011. The allowance for loan and lease losses to nonperforming loans and leases was 83.10% at September 30, 2010.
Capital
Univest continues to remain well-capitalized at September 30, 2011. Univest’s total risk-based capital at September 30, 2011 was 16.00%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.
During the quarter, Univest deployed $742 thousand of capital to repurchase 56,408 shares of common stock through the stock repurchase program. Maximum shares available for future repurchases through the plan at September 30, 2011 was 587,374. Total shares outstanding at September 30, 2011 were 16,727,099.

Dividend
On October 3, 2011, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 6.17% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.
About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.
# # #
This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2011
(Dollars in thousands)

Balance Sheet (Period End)	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10
Assets	$2,174,127	$2,058,377	$2,108,579	$2,133,893	$2,114,204
Securities	412,340	418,020	445,798	467,024	420,998
Loans held for sale	1,724	2,102	1,451	4,178	3,801
Loans and leases, gross	1,436,411	1,438,707	1,442,137	1,471,186	1,467,382
Allowance for loan and lease losses	31,002	32,601	32,804	30,898	28,883
Loans and leases, net	1,405,409	1,406,106	1,409,333	1,440,288	1,438,499
Total deposits	1,725,063	1,621,294	1,665,225	1,686,270	1,677,641
Non-interest bearing deposits	275,930	277,515	280,337	271,125	272,805
NOW, Money Market and Savings	1,016,651	967,554	974,158	997,395	969,254
Time deposits	432,482	376,225	410,730	417,750	435,582
Borrowings	135,490	127,689	125,545	143,865	128,905
Shareholders’ equity	275,099	273,022	268,673	266,224	270,773

	For the three months ended,					For the nine months ended,
Balance Sheet (Average)	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10	09/30/11	09/30/10
Assets	$2,113,446	$2,096,173	$2,106,276	$2,125,112	$2,117,708	$2,105,242	$2,082,742
Securities	409,376	439,606	444,662	449,031	431,193	431,085	427,842
Loans and leases, gross	1,445,344	1,451,076	1,461,037	1,461,766	1,459,820	1,452,428	1,435,451
Deposits	1,672,452	1,655,812	1,670,062	1,689,701	1,642,613	1,666,118	1,596,021
Shareholders’ equity	275,502	272,952	268,343	271,945	271,045	272,293	270,000

Asset Quality Data (Period End)	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$38,180	$43,513	$38,631	$45,232	$33,043
Accruing loans and leases 90 days or more past due	449	659	516	696	899
Accruing troubled debt restructured loans and leases	3,925	5,028	5,111	550	813
Other real estate owned	7,711	4,952	6,135	2,438	1,557
Nonperforming assets	50,265	54,152	50,393	48,916	36,312
Allowance for loan and lease losses	31,002	32,601	32,804	30,898	28,883
Nonperforming loans and leases / Loans and leases	2.96%	3.42%	3.07%	3.16%	2.37%
Allowance for loan and lease losses / Loans and leases	2.16%	2.27%	2.27%	2.10%	1.97%
Allowance for loan and lease losses / Nonperforming loans	72.85%	66.26%	74.12%	66.48%	83.10%

	For the three months ended,					For the nine months ended,
	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10	09/30/11	09/30/10
Net loan and lease charge-offs	$5,248	$5,759	$3,228	$4,261	$5,755	$14,235	$11,204
Net loan and lease charge-offs (annualized)/Average loans and leases	1.44%	1.59%	0.90%	1.16%	1.56%	1.31%	1.04%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2011
(Dollars in thousands, except per share data)

	For the three months ended,					For the nine months ended,
For the period:	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10	09/30/11	09/30/10
Interest income	$21,237	$21,704	$21,706	$22,580	$23,060	$64,647	$68,423
Interest expense	2,621	2,723	2,897	3,380	4,107	8,241	14,089

Net interest income	18,616	18,981	18,809	19,200	18,953	56,406	54,334
Provision for loan and lease losses	3,649	5,556	5,134	6,276	5,529	14,339	15,289

Net interest income after provision	14,967	13,425	13,675	12,924	13,424	42,067	39,045
Noninterest income:
Trust fee income	1,625	1,625	1,625	1,630	1,450	4,875	4,450
Service charges on deposit accounts	1,218	1,356	1,336	1,466	1,633	3,910	5,227
Investment advisory commission and fee income	1,239	1,194	1,162	1,191	1,227	3,595	3,435
Insurance commissions and fee income	1,787	2,072	2,200	1,740	1,815	6,059	5,954
Bank owned life insurance income	554	268	344	410	326	1,166	860
Other-than-temporary impairment	(1)	(3)	(7)	(3)	(12)	(11)	(59)
Net gain on sales of securities	848	569	—	6	339	1,417	426
Net gain (loss) on mortgage banking activities	913	328	(25)	779	1,246	1,216	2,181
Net loss on interest rate swap	—	—	—	—	(246)	—	(1,072)
Other income	791	1,287	1,124	2,049	1,106	3,202	3,748

Total noninterest income	8,974	8,696	7,759	9,268	8,884	25,429	25,150
Noninterest expense
Salaries and benefits	9,888	9,634	8,983	8,979	9,775	28,505	29,055
Premises and equipment	2,387	2,326	2,527	2,351	2,435	7,240	6,936
Deposit insurance premiums	442	427	713	712	698	1,582	1,958
Other expense	4,578	4,019	4,523	4,148	4,263	13,120	13,210

Total noninterest expense	17,295	16,406	16,746	16,190	17,171	50,447	51,159

Income before taxes	6,646	5,715	4,688	6,002	5,137	17,049	13,036
Applicable income taxes	1,402	1,199	826	1,093	990	3,427	2,189

Net income	$5,244	$4,516	$3,862	$4,909	$4,147	$13,622	$10,847

Per Common Share Data:
Book value per share	$16.45	$16.27	$16.04	$15.99	$16.29	$16.45	$16.29
Net income per share:
Basic	$0.31	$0.27	$0.23	$0.30	$0.25	$0.81	$0.65
Diluted	$0.31	$0.27	$0.23	$0.30	$0.25	$0.81	$0.65
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	16,770,741	16,771,969	16,712,282	16,645,115	16,621,291	16,751,949	16,582,493
Period end shares outstanding	16,727,099	16,777,379	16,745,935	16,648,303	16,626,900	16,727,099	16,626,900

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2011

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	09/30/11	06/30/11	03/31/11	12/31/10	09/30/10	09/30/11	09/30/10

Return on average assets	0.98%	0.86%	0.74%	0.92%	0.78%	0.87%	0.70%
Return on average shareholders’ equity	7.55%	6.64%	5.84%	7.16%	6.07%	6.69%	5.37%
Net interest margin (FTE)	4.15%	4.24%	4.24%	4.18%	4.15%	4.21%	4.08%
Efficiency ratio (1)	59.35%	56.47%	59.90%	54.20%	58.88%	58.56%	61.42%

Capitalization Ratios

Dividends paid to net income	64.00%	74.27%	86.30%	67.85%	80.15%	73.73%	91.78%
Shareholders’ equity to assets (Period End)	12.65%	13.26%	12.74%	12.48%	12.81%	12.65%	12.81%
Tangible common equity to tangible assets	10.34%	10.80%	10.32%	10.08%	10.46%	10.34%	10.46%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.84%	11.87%	11.72%	11.54%	11.51%	11.84%	11.51%
Tier 1 risk-based capital ratio	14.73%	14.96%	14.59%	14.17%	14.14%	14.73%	14.14%
Total risk-based capital ratio	16.00%	16.25%	15.89%	15.47%	15.45%	16.00%	15.45%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
For the Three Months Ended September 30,

	2011			2010
	Average	Income/	Average	Average	Income/	Average
Tax Equivalent Basis	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$46,109	$25	0.22%	$32,983	$20	0.24%
U.S. Government obligations	129,263	509	1.56	156,579	669	1.70
Obligations of state and political subdivisions	112,935	1,720	6.04	109,376	1,746	6.33
Other debt and equity securities	167,178	1,347	3.20	165,238	1,687	4.05

Total interest-earning deposits and investments	455,485	3,601	3.14	464,176	4,122	3.52

Commercial, financial, and agricultural loans	435,805	4,930	4.49	435,823	5,428	4.94
Real estate—commercial and construction loans	528,936	7,308	5.48	538,288	7,871	5.80
Real estate—residential loans	247,332	2,684	4.31	255,715	2,800	4.34
Loans to individuals	42,358	594	5.56	44,250	657	5.89
Municipal loans and leases	132,147	1,741	5.23	110,650	1,662	5.96
Lease financings	58,766	1,634	11.03	75,094	1,671	8.83

Gross loans and leases	1,445,344	18,891	5.19	1,459,820	20,089	5.46

Total interest-earning assets	1,900,829	22,492	4.69	1,923,996	24,211	4.99

Cash and due from banks	57,572			38,924
Reserve for loan and lease losses	(34,104)			(29,853)
Premises and equipment, net	34,257			34,862
Other assets	154,892			149,779

Total assets	$2,113,446			$2,117,708

Liabilities:
Interest-bearing checking deposits	$210,499	$57	0.11	$179,117	$61	0.14
Money market savings	291,830	167	0.23	301,674	239	0.31
Regular savings	483,341	349	0.29	454,358	578	0.50
Time deposits	394,509	1,597	1.61	432,881	2,339	2.14

Total time and interest-bearing deposits	1,380,179	2,170	0.62	1,368,030	3,217	0.93

Securities sold under agreements to repurchase	104,458	78	0.30	99,855	90	0.36
Other short-term borrowings	11	18	N/M	40,277	437	4.30
Long-term debt	5,000	48	3.81	5,000	48	3.81
Subordinated notes and capital securities	23,240	307	5.24	24,744	315	5.05

Total borrowings	132,709	451	1.35	169,876	890	2.08

Total interest-bearing liabilities	1,512,888	2,621	0.69	1,537,906	4,107	1.06

Demand deposits, non-interest bearing	292,273			274,583
Accrued expenses and other liabilities	32,783			34,174

Total liabilities	1,837,944			1,846,663

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,473			61,420
Retained earnings and other equity	122,697			118,293

Total shareholders’ equity	275,502			271,045

Total liabilities and shareholders’ equity	$2,113,446			$2,117,708

Net interest income		$19,871			$20,104

Net interest spread			4.00			3.93
Effect of net interest-free funding sources			0.15			0.22

Net interest margin			4.15%			4.15%

Ratio of average interest-earning assets to average interest-bearing liabilities	125.64%			125.10%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the three months ended September 30, 2011 and 2010 have been calculated using the Corporation’s federal applicable rate of 35.0%.

N/M - not meaningful

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
For the Nine Months Ended September 30,

	2011			2010
	Average	Income/	Average	Average	Income/	Average
Tax Equivalent Basis	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$24,076	$40	0.22%	$24,727	$50	0.27%
U.S. Government obligations	150,902	1,865	1.65	143,238	2,332	2.18
Obligations of state and political subdivisions	110,730	5,153	6.22	108,287	5,289	6.53
Other debt and equity securities	169,453	4,403	3.47	176,317	5,640	4.28

Total interest-earning deposits and investments	455,161	11,461	3.37	452,569	13,311	3.93

Commercial, financial, and agricultural loans	431,983	15,048	4.66	420,572	14,985	4.76
Real estate—commercial and construction loans	542,926	21,958	5.41	528,611	23,185	5.86
Real estate—residential loans	245,889	8,082	4.39	257,637	8,443	4.38
Loans to individuals	42,428	1,817	5.73	45,969	2,054	5.97
Municipal loans and leases	127,843	5,152	5.39	104,321	4,651	5.96
Lease financings	61,359	4,819	10.50	78,341	5,136	8.77

Gross loans and leases	1,452,428	56,876	5.24	1,435,451	58,454	5.44

Total interest-earning assets	1,907,589	68,337	4.79	1,888,020	71,765	5.08

Cash and due from banks	41,205			36,045
Reserve for loan and lease losses	(33,506)			(28,444)
Premises and equipment, net	34,393			34,908
Other assets	155,561			152,213

Total assets	$2,105,242			$2,082,742

Liabilities:
Interest-bearing checking deposits	$204,619	$180	0.12	$177,776	$180	0.14
Money market savings	292,620	542	0.25	291,841	832	0.38
Regular savings	482,026	1,186	0.33	438,832	2,020	0.62
Time deposits	403,729	5,018	1.66	434,334	7,993	2.46

Total time and interest-bearing deposits	1,382,994	6,926	0.67	1,342,783	11,025	1.10

Securities sold under agreements to repurchase	100,695	227	0.30	98,181	318	0.43
Other short-term borrowings	4,555	29	0.85	54,379	1,664	4.09
Long-term debt	5,000	142	3.80	5,485	142	3.46
Subordinated notes and capital securities	23,615	917	5.19	25,116	940	5.00

Total borrowings	133,865	1,315	1.31	183,161	3,064	2.24

Total interest-bearing liabilities	1,516,859	8,241	0.73	1,525,944	14,089	1.23

Demand deposits, non-interest bearing	283,124			253,238
Accrued expenses and other liabilities	32,966			33,560

Total liabilities	1,832,949			1,812,742

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,452			61,420
Retained earnings and other equity	119,509			117,248

Total shareholders’ equity	272,293			270,000

Total liabilities and shareholders’ equity	$2,105,242			$2,082,742

Net interest income		$60,096			$57,676

Net interest spread			4.06			3.85
Effect of net interest-free funding sources			0.15			0.23%

Net interest margin			4.21%			4.08

Ratio of average interest-earning assets to average interest-bearing liabilities	125.76%			123.73%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the nine months ended September 30, 2011 and 2010 have been calculated using the Corporation’s federal applicable rate of 35.0%.